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Exhibit 23

                        Consent of Independent Auditors

We consent to the reference to our firm in the following Registration Statements on Form S-8

        No. 333-47165 pertaining to the Precision Tune Stock Option Plan
        No. 333-47169 pertaining to the Precision Auto Care Employee Stock
            Option Plan
        No. 333-47171 pertaining to the Precision Auto Care, Inc. Director Stock
            Option Plan
No. 333-85877 pertaining to the Precision Auto Care, Inc. 1998 Outside
    Directors' Stock Option Plan
No. 333-85879 pertaining to the Precision Auto Care, Inc. 1999 Employee Stock
    Option and Restricted Stock Plan
No. 333-39226 pertaining to the Precision Auto Care, Inc. 2000 Outside
    Directors' Stock Plan

and to the use of our report dated September 8, 2000 (except Note 15, as to which the date is October 11, 2000), included in the Annual Report on Form 10-K of Precision Auto Care, Inc. for the year ended June 30, 2000, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A.



                                                               Ernst & Young LLP


March 19, 2001
McLean, Virginia

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